Exhibit 99.1

FOR IMMEDIATE RELEASE

HALLMARK ANNOUNCES FIRST QUARTER 2021 RESULTS

DALLAS, Texas, (May 13, 2021) - Hallmark Financial Services, Inc. (“Hallmark”) (NASDAQ: HALL) today announced financial results for the first quarter ended March 31, 2021.

	First Quarter
$ in millions:	2021	2020
Net Income (Loss)	$9.3	$(64.3)
Operating Income (1)	$4.8	$4.6

$ per diluted share:
Net Income (Loss)	$0.52	$(3.55)
Operating Income (1)	$0.27	$0.25

(1)	See “Non-GAAP Financial Measures” below

Highlights:

•	Net income of $9.3 million, or $0.52 per share, in the first quarter of 2021 as compared to net loss of $64.3 million, or $3.55 per share, for the same period of 2020.

•	Net combined ratio of 96.1% for the first quarter of 2021 improved from 97.6% for the same period the prior year.

•	Substantial rate increases achieved, particularly in the Specialty Commercial Segment, with increases for this business averaging 13% for the quarter.

•	Gross premiums written for the quarter ended March 31, 2021 decreased 19% compared to the prior year quarter ended March 31, 2020 and increased 1% compared to the previous quarter ended December 31, 2020. Excluding premiums from the exited binding primary commercial auto business, gross premiums written for the quarter ended March 31, 2021 would have decreased 11% compared to the prior year quarter ended March 31, 2020. (See “Non-GAAP” Financial Measures below).

•	Net catastrophe losses were $5.9 million in the first quarter, or 5.7 points of the net combined ratio. Total catastrophe losses include $5.0 million from the February winter storms, which is our maximum retention of losses per event under our catastrophe reinsurance agreement.

•	Net investment gains of $5.8 million during the first quarter of 2021, which included $4.4 million of unrealized gains on equity securities, as compared to net investment losses of $29.3 million, which included $35.0 million of unrealized losses on equity and other investment securities, during the same period the prior year.

First Quarter 2021 Financial Review

	First Quarter
($ in thousands)	2021	2020	% Change
Gross premiums written	$163,018	$201,589	-19%
Net premiums written	$93,147	$126,505	-26%
Net premiums earned	$104,218	$123,933	-16%
Investment income, net of expenses	$3,010	$4,458	-32%
Investment gains (losses), net	$5,779	$(29,330)	120%
Net income (loss)	$9,345	$(64,310)	115%
Operating income (1)	$4,780	$4,584	4%
Net income (loss) per share - basic	$0.52	$(3.55)	115%
Net income (loss) per share - diluted	$0.52	$(3.55)	115%
Operating income per share - diluted (1)	$0.27	$0.25	8%
Book value per share	$9.89	$10.39	-5%

(1)	See “Non-GAAP Financial Measures” below

Gross Premiums Written

Gross premiums written were $163.0 million during the three months ended March 31, 2021, representing a decrease of 19% from the $201.6 million in gross premiums written for the same period in 2020.

Net Premiums Written

Net premiums written were $93.1 million during the three months ended March 31, 2021, representing a decrease of 26% from the $126.5 million in net premiums written for the same period of 2020.

Net Premiums Earned

Net premiums earned were $104.2 million for the three months ended March 31, 2021, representing a 16% decrease from the $123.9 million in net premiums earned for the same period in 2020.

Investments

Net investment income was $3.0 million during the three months ended March 31, 2021, as compared to $4.5 million during the same period in 2020. The decline in net investment income was primarily due to lower interest rates compared to the same period during 2020 and an increase in the proportion of short-term investments held relative to longer maturity investments.

Net investment gains were $5.8 million for the three months ended March 31, 2021 as compared to net investment losses of $29.3 million for the same period in 2020.

Fixed-income securities were $348.5 million at March 31, 2021, with a tax equivalent book yield of 2.5% compared to 2.4% as of March 31, 2020. As of March 31, 2021, the fixed-income portfolio had an average modified duration of 0.9 years and 85% of the securities had remaining time to maturity of five years or less. As of March 31, 2021, 13% of the investment portfolio was invested in equity securities.

Total investments were $402.1 million at March 31, 2021. Cash and cash equivalents, including restricted cash were $287.3 million. Total investments, cash and cash equivalents, and restricted cash were $689.4 million or $37.94 per share.

Pre-Tax Income

Pre-tax income was $11.7 million for the three months ended March 31, 2021, as compared to a pre-tax loss of $69.6 million reported during the same period in 2020. The improvement in pre-tax results for the three months ended March 31, 2021 was predominately driven by the absence of $46.0 million of impairment charges to goodwill and indefinite-lived intangible assets taken during the first quarter of 2020, net investment gains of $5.8 million during the first quarter of 2021 as compared to net investment losses of $29.3 million during the same period in 2020 and favorable prior year loss reserve development of $2.1 million during the first quarter of 2021 as compared to unfavorable prior year loss reserve development of $8.6 million during the same period the prior year.

Loss and Loss Adjustment Expenses (“LAE”) and Net Combined Ratios

The net combined ratio was 96.1% for the quarter ended March 31, 2021, as compared to 97.6% for the same period during 2020.

Losses and LAE for the quarter ended March 31, 2021 decreased $22.5 million as compared to the same period during 2020 due to improved prior year loss reserve development and lower net premiums earned, partially offset by increases in current accident year loss trends due primarily to the February winter storms. There was $2.1 million of net favorable prior year loss reserve development during the quarter ended March 31, 2021 as compared to net unfavorable prior year loss reserve development of $8.6 million during the same period in 2020. Net catastrophe losses were $5.9 million during the first quarter ended March 31, 2021 as compared to $6.0 million during 2020.

The net loss ratio was 68.0% for the three months ended March 31, 2021 as compared to 75.4% reported during the same period in 2020. Catastrophe losses contributed 5.7 points to the net loss ratio for the three months ended March 31, 2021, as compared to 4.9 points for the same period during 2020. Net favorable prior year loss reserve development reduced the net loss ratio by 2.0 points for the three months ended March 31, 2021, as compared to 6.9 points contributed to the net loss ratio from net unfavorable prior year loss reserve development for the same period during 2020.

The expense ratio was 28.1% for the three months ended March 31, 2021 as compared to 22.2% during the same period in 2020. The Company reported a net combined ratio of 96.1% for the three months ended March 31, 2021 as compared to 97.6% during the same period in 2020.

Net Income (Loss)

Net income was $9.3 million for the three months ended March 31, 2021 as compared to a net loss of $64.3 million for the same period during 2020.

On a diluted basis per share, net income was $0.52 per share for the three months ended March 31, 2021 as compared to a net loss of $3.55 per share for the three months ended March 31, 2020.

Book Value Per Share

Book value per share increased 5% to $9.89 per share as of March 31, 2021 as compared to $9.42 per share as of December 31, 2020.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for the results reflected in the Company’s GAAP financial statements. In addition, the Company’s definitions of these items may not be comparable to the definitions used by other companies.

Operating income and operating income per share are calculated by excluding net investment gains and losses and impairment of goodwill and other intangible assets (“Impairments”) from GAAP net income. The Impairments are unusual and infrequent charges for the Company. Management believes that operating income and operating income per share provide useful information to investors about the performance of and underlying trends in the Company’s core insurance operations. Net income and net income per share are the GAAP measures that are most directly comparable to operating income and operating income per share. A reconciliation of operating income and operating income per share to the most comparable GAAP financial measures is presented below.

Hallmark Financial Services, Inc. and Subsidiaries

Non-GAAP Financial Measures Reconcilation

				Weighted
	Income (Loss)	Less Tax	Net	Average	Diluted
($ in thousands)	Before Tax	Effect	After Tax	Shares Diluted	Per Share
First Quarter 2021
Reported GAAP measures	$11,700	$2,355	$9,345	18,142	$0.52
Excluded investment (gains)/losses	$(5,779)	$(1,214)	$(4,565)	18,142	$(0.25)
Operating income	$5,921	$1,141	$4,780	18,142	$0.27

First Quarter 2020
Reported GAAP measures	$(69,586)	$(5,276)	$(64,310)	18,123	$(3.55)
Excluded impairment of goodwill and other intangible assets	$45,996	$273	$45,723	18,123	$2.52
Excluded investment (gains)/losses	$29,330	$6,159	$23,171	18,123	$1.28
Operating income	$5,740	$1,156	$4,584	18,123	$0.25

In February 2020, Hallmark made the strategic decision to exit the contract binding line of the primary automobile business as a result of increasing claim severity and limited opportunity for meaningful rate increases. At that time, the Company began the process of non-renewing policies and placing in-force policies in runoff in accordance with state regulatory guidelines. Management believes that presenting gross premiums written excluding the contract binding line of the primary automobile business provides useful information to investors about the impact of this decision. A reconciliation of GAAP gross premiums written to gross premiums written excluding the contract binding line of the primary automobile business is presented below.

	First Quarter
($ in thousands)	2021	2020	% Change
Reported gross premiums written	$163,018	$201,589	-19%
Less primary binding commercial auto	$132	$18,432	-99%
Gross premiums written excluding primary binding commercial auto	$162,886	$183,157	-11%

About Hallmark

Hallmark is a specialty property and casualty insurance holding company with a diversified portfolio of insurance products written on a national platform. With six insurance subsidiaries, Hallmark markets, underwrites and services commercial and personal insurance in select markets. Hallmark is headquartered in Dallas, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Chris Kenney

Chief Accounting Officer

817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Balance Sheets

	Mar. 31	Dec. 31
($ in thousands, except par value)	2021	2020
	(unaudited)
ASSETS
Investments:
Debt securities, available-for-sale, at fair value (amortized cost: $344,232 in 2021 and $502,167 in 2020)	$348,525	$507,279
Equity securities (cost: $46,847 in 2021 and $26,988 in 2020)	53,621	29,388
Total investments	402,146	536,667
Cash and cash equivalents	281,849	102,580
Restricted cash	5,434	5,728
Ceded unearned premiums	134,206	138,926
Premiums receivable	109,799	120,332
Accounts receivable	4,625	5,967
Receivable for securities	1,382	913
Reinsurance recoverable	494,815	490,231
Deferred policy acquisition costs	16,386	17,840
Intangible assets, net	1,196	1,322
Federal income tax recoverable	23,855	25,642
Deferred federal income taxes, net	8,319	8,724
Prepaid expenses	6,679	2,648
Other assets	26,852	28,013
Total Assets	$1,517,543	$1,485,533
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Senior unsecured notes due 2029 (less unamortized debt issuance costs of $819 in 2021 and $844 in 2020)	$49,180	$49,156
Subordinated debt securities (less unamortized debt issuance costs of $782 in 2021 and $795 in 2020)	55,920	55,907
Reserves for unpaid losses and loss adjustment expenses	812,272	789,768
Unearned premiums	305,015	320,806
Reinsurance payable	51,673	46,700
Pension liability	1,749	1,859
Payable for securities	10,979	-
Accounts payable and other accrued expenses	51,003	50,415
Total Liabilities	1,337,791	1,314,611
Commitments and contingencies
Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares; issued 20,872,831 shares in 2021 and 2020	3,757	3,757
Additional paid-in capital	122,725	122,893
Retained earnings	78,260	68,915
Accumulated other comprehensive income	(229)	383
Treasury stock (2,701,799 shares in 2021 and 2,730,673 shares in 2020), at cost	(24,761)	(25,026)
Total Stockholders Equity	179,752	170,922
Total Liabilities & Stockholders Equity	$1,517,543	$1,485,533

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended
	March 31,
($ in thousands, except per share amounts, unaudited)	2021	2020
Gross premiums written	$163,018	$201,589
Ceded premiums written	(69,871)	(75,084)
Net premiums written	93,147	126,505
Change in unearned premiums	11,071	(2,572)
Net premiums earned	104,218	123,933

Investment income, net of expenses	3,010	4,458
Investment gains (losses), net	5,779	(29,330)
Finance charges	1,133	1,644
Commission and fees	260	324
Other income	19	19
Total revenues	114,419	101,048

Losses and loss adjustment expenses	70,903	93,405
Operating expenses	30,441	29,148
Interest expense	1,249	1,468
Impairment of goodwill and other intangible assets	-	45,996
Amortization of intangible assets	126	617
Total expenses	102,719	170,634

Income (loss) before tax	11,700	(69,586)
Income tax expense (benefit)	2,355	(5,276)
Net income (loss)	$9,345	$(64,310)

Net income (loss) per share:
Basic	$0.52	$(3.55)
Diluted	$0.52	$(3.55)

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Three Months Ended Mar. 31

	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands, unaudited)	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
Gross premiums written	$113,990	$149,470	$29,735	$26,376	$19,293	$25,743	$-	$-	$163,018	$201,589
Ceded premiums written	(59,554)	(63,964)	(10,250)	(7,463)	(67)	(3,657)	-	-	(69,871)	(75,084)
Net premiums written	54,436	85,506	19,485	18,913	19,226	22,086	-	-	93,147	126,505
Change in unearned premiums	15,141	1,466	(2,419)	(2,495)	(1,651)	(1,543)	-	-	11,071	(2,572)
Net premiums earned	69,577	86,972	17,066	16,418	17,575	20,543	-	-	104,218	123,933

Total revenues	71,965	92,120	17,688	17,636	18,959	22,323	5,807	(31,031)	114,419	101,048

Losses and loss adjustment expenses	44,407	60,883	12,091	11,855	14,405	20,667	-	-	70,903	93,405

Pre-tax income (loss)	11,821	16,292	366	716	(1,623)	(5,655)	1,136	(80,939)	11,700	(69,586)

Net loss ratio (1)	63.8%	70.0%	70.8%	72.2%	82.0%	100.6%			68.0%	75.4%
Net expense ratio (1)	24.0%	17.7%	31.6%	32.5%	30.4%	28.4%			28.1%	22.2%
Net combined ratio (1)	87.8%	87.7%	102.4%	104.7%	112.4%	129.0%			96.1%	97.6%

Net Favorable (Unfavorable) Prior Year Development	1,899	(3,153)	1,361	(125)	(1,174)	(5,281)			2,086	(8,559)

(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.